United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2005 (December 22, 2005)

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-14247 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 3.02 Unregistered Sales of Equity Securities

Pursuant to the Registrant's October 17, 2005 Private Placement Memorandum, as amended, as of December 20, 2005 the Registrant had issued 598,000 shares of the Registrant's common stock in exchange for a cash payment of $2,392,000 (less commissions of ten percent (10%) on securities placed by broker/dealers). This common stock was sold as part of a unit offering including one share of common stock and a callable warrant to purchase one share of common stock at $6.00 per share with a two-year term. These sales were made between October 20 and December 20, 2005 and effected pursuant to the exemption from registration provided by Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and Section 4(2) of the Securities Act. The Registrant is continuing to sell shares of common stock under the October 17, 2005 Private Placement Memorandum, as amended, and if the maximum offering amount of $4,000,000 is sold, the Registrant will issue an additional 402,000 shares of common stock.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 29, 2005
IsoRay, Inc., a Minnesota corporation

	By:	/s/ Michael K. Dunlop
Michael K. Dunlop, CFO